Exhibit 10.1
Execution Version

THIRD AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
February 4, 2011
among
GOODRICH PETROLEUM COMPANY, L.L.C.,
as Borrower,
BNP PARIBAS,
as Administrative Agent,
and
The Lenders Party Hereto

THIRD AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) dated as of February 4, 2011, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
R E C I T A L S
     A. Borrower, Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of May 5, 2009, as amended by that First Amendment dated September 22, 2009 and the Second Amendment dated October 29, 2010 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.
     B. The Borrower, the Administrative Agent and the Lenders desire to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Third Amendment refer to articles and sections of the Credit Agreement.
     Section 2. Amendments to Credit Agreement.
     2.1 Amendment to Section 2.08(c). Section 2.08(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension, but in no event later than the date referred to in the following clauses (ii) and (iii)), (ii) the date that is five Business Days prior to the Maturity Date and (iii) notwithstanding the foregoing, if the Maturity Date is August 31, 2011, the close of business December 31, 2011. For any Letter of Credit which extends beyond a Maturity Date of August 31, 2011 pursuant to clause (iii) above, on the date which is three (3) months prior to such Maturity Date, the Borrower shall provide cash collateral to the relevant Issuing Bank in an amount equal to 105% of the face amount of all such Letters of Credit then outstanding.”

     2.2 Amendment to Section 2.08(j). Section 2.08(j) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or (iii) the Borrower is required to provide cash collateral to the relevant Issuing Bank for Letters of Credit which will expire after a Maturity Date of August 31, 2011 pursuant to Section 2.08(c)(iii), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 2.08(c)(iii) or Section 3.04(c), the amount of such excess as provided in Section 2.08(c)(iii) or Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Guarantor or the Borrower described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent Guarantor or the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear

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interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.”
     2.3 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “(a) Interest Coverage Ratio. The Parent Guarantor will not, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2010, permit its ratio EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0.”
     Section 3. Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Third Amendment Effective Date”):
     3.1 The Administrative Agent shall have received from the Majority Lenders, Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this Third Amendment signed on behalf of such Persons.
     3.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
     3.3 No Default shall have occurred and be continuing, after giving effect to the terms of this Third Amendment.
     3.4 The Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.
     The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

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     Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.
     4.2 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments and modifications contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no event, development or circumstance have occurred which individually or in the aggregate could reasonably be expected to be a Material Adverse Event.
     4.3 Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
     4.4 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.5 NO ORAL AGREEMENT. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 GOVERNING LAW. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.
	By:	/s/ Michael J. Killelea
		Name:	Michael J. Killelea
		Title:	Senior Vice President, General Counsel and Corporate Secretary

GUARANTOR:	GOODRICH PETROLEUM CORPORATION
	By:	/s/ Jan L. Schott
		Name:	Jan L. Schott
		Title:	Senior Vice President and Chief Financial Officer

Signature Page to Third Amendment to Second A&R Credit Agreement

ADMINISTRATIVE AGENT:	BNP PARIBAS, as Administrative Agent and as a Lender
	By:	/s/ Betsy Jocher
		Name:	Betsy Jocher
		Title:	Director

	By:	/s/ Courtney Kubesch
		Name:	Courtney Kubesch
		Title:	Vice President

Signature Page to Third Amendment to Second A&R Credit Agreement

LENDER:	BANK OF MONTREAL, as a Lender
	By:	/s/ Gumaro Tijerina
		Name:	Gumaro Tijerina
		Title:	Director

Signature Page to Third Amendment to Second A&R Credit Agreement

LENDER:	COMPASS BANK, as a Lender
	By:	/s/ Spencer Stasney
		Name:	Spencer Stasney
		Title:	Vice President

Signature Page to Third Amendment to Second A&R Credit Agreement

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender
	By:	/s/ Correne S. Loeffler
		Name:	Correne S. Loeffler
		Title:	Vice President

Signature Page to Third Amendment to Second A&R Credit Agreement

LENDER:	WELLS FARGO BANK, N.A., as a Lender
	By:	/s/ Douglas L. McDowell
		Name:	Douglass L. McDowell
		Title:	Director

Signature Page to Third Amendment to Second A&R Credit Agreement

LENDER:	BANK OF AMERICA, N.A., as a Lender
	By:	/s/ Christopher Renyi
		Name:	Christopher Renyi
		Title:	Vice President

Signature Page to Third Amendment to Second A&R Credit Agreement

LENDER:	ROYAL BANK OF CANADA, as a Lender
	By:	/s/ Don J. McKinnerney
		Name:	Don J. McKinnerney
		Title:	Authorized Signatory

Signature Page to Third Amendment to Second A&R Credit Agreement

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